Exhibit 99.2

Disclosure Regarding Pro-forma Financial Statements

As used in this exhibit, unless the context otherwise requires, the term “pro forma” refers to (i) in the case of pro forma financial information given as of September 29, 2005, such information after giving pro forma effect to the Merger and related transactions (the “Merger Transactions”) as if they had occurred on such date, and (ii) in the case of pro forma financial information for the fifty-two week periods ended March 31, 2005 or the twenty-six week period ended September 29, 2005, such information after giving pro forma effect to the Merger Transactions as if they had occurred on April 2, 2004.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

In July 2004, LCE Holdings, Inc., a company formed by investment funds affiliated with Bain Capital Partners, The Carlyle Group and Spectrum Equity Investors, acquired 100% of the capital stock of Loews and, indirectly, Grupo Cinemex, S.A. de C.V. (“Cinemex”) for an aggregate purchase price of approximately $1.5 billion.  The purchase of Loews and Cinemex was financed with borrowings by Loews under its senior secured credit facility, the issuance of Loews’ 9.0% senior subordinated notes due 2014 (the “Loews Notes”), and cash equity investments by Bain Capital Partners, The Carlyle Group and Spectrum Equity Investors.  Prior to the closing of the acquisition, Loews sold all of its Canadian and German film exhibition operations to its former investors, who indemnified Loews for certain potential liabilities in connection with those sales.  In this exhibit, we refer to the transactions described in this paragraph and the payment of fees and expenses related thereto, along with the South Korea Transaction (as defined and described below), as the “Loews Transactions.”

In December 2004, AMCE completed a merger in which it was acquired by Holdings, a newly created investment vehicle owned by J.P. Morgan Partners (BHCA) L.P. and certain other affiliated funds managed by J.P. Morgan Partners, LLC (collectively, “JPMP”) and Apollo Investment Fund V, L.P. and certain related investment funds (collectively, “Apollo”) and certain other co-investors.  Marquee Inc. (“Marquee”), a wholly-owned subsidiary of Holdings, merged with and into AMCE with AMCE as the surviving entity.  The total value of the merger and related transactions was approximately $2.0 billion (approximately $1.67 billion in equity and the assumption of $750 million in debt less $397 million in cash and equivalents).  Following consummation of the merger, AMCE become a privately held company, wholly owned by Holdings.  The consideration paid in the merger was funded with the proceeds from the issuance of AMCE’s 8 5/8 % senior fixed rate notes due 2012 and senior floating rate notes due 2010, the proceeds from the issuance of Holdings’ 12% senior discount notes due 2014, equity contributions by JPMP, Apollo and the other co-investors and cash on hand.  Concurrently with the consummation of the merger, AMCE entered into an amendment to its existing $175.0 million revolving credit facility.  In this exhibit, we refer to the transactions described in this paragraph and the payment of fees and expenses related thereto as the “Marquee Transactions.”

In March 2005, AMCE contributed certain assets consisting of fixed assets and exhibitor agreements of National Cinema Network, Inc. (“NCN”) to a new joint venture with Regal Entertainment Group called National CineMedia, LLC (“NCM”).  The new company engages in the marketing and sale of cinema screen advertising and promotions products; business communications and training services; and the distribution of digital alternative content.  AMCE paid termination benefits related to the displacement of certain NCN associates.  In consideration of the NCN contributions described above, NCM issued a 37% interest in its Class A units to NCN.  Since that date, AMC Entertainment’s interest in NCM has declined to 29% due to the entry of new investors.

In December 2005, Loews sold its 50% interest in Megabox Cineplex, Inc. (“Megabox”), Loews’ joint venture in South Korea (the “South Korea Transaction”), which sale generated approximately $78.4 million (79.5 billion South Korean won) in proceeds, net of local withholding taxes.  In this exhibit, we refer to the South Korea Transaction as part of the Loews Transactions.

We derived the following unaudited pro forma condensed consolidated financial information by applying pro forma adjustments attributable to the Merger Transactions, the Marquee Transactions, the Loews Transactions and Holdings’ contribution of NCN assets to NCM to Holdings’ and Loews’ historical consolidated financial statements.  The unaudited pro forma condensed consolidated statement of operations data for the 52 weeks ended March 31, 2005 and the 26 weeks ended September 29, 2005 give effect to the Merger Transactions, the Marquee Transactions, the Loews Transactions and Holdings’ contribution of NCN assets to NCM as if they had each occurred on April 2, 2004.  The unaudited pro forma condensed consolidated balance sheet data gives effect to the Merger Transactions as if they had occurred on September 29, 2005.  We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information.

The pro forma adjustments for the Merger Transactions relating to fees and expenses, debt issuance costs and interest expense are preliminary and based on information obtained to date and are subject to revision as additional information becomes available.  The pro forma adjustments for the Merger Transactions described in the accompanying notes will be made as of the closing date of the Merger Transactions and may differ from those reflected in these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purpose only and should not be considered indicative of the results that would have been achieved had the Merger Transaction been consummated on the dates or for the periods indicated and do not purport to represent consolidated balance sheet data or statement of operations data or other financial data as of any future data or any future period.

AMCE’s and Holdings’ respective fiscal years end on the Thursday closest to the last day of March and are either 52 or 53 weeks long, depending on the year. References to a fiscal year of AMCE or Holdings or to a pro forma fiscal year are to the 52 or 53 week period ending in that year. For example, AMCE’s and Holdings’ fiscal 2005 ended on March 31, 2005.  Loews’ fiscal year is based on the calendar year and ends on December 31 of each year.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this exhibit regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe” or “continue” or the negatives of these terms or variations of them or similar terminology.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the cost and availability of films and the performance of films licensed by us; (ii) competition, including the introduction of alternative forms of entertainment; (iii) construction delays; (iv) the ability to open or close theatres and screens as currently planned; (v) the ability to sublease vacant retail space; (vi) domestic and international political, social and economic conditions; (vii) demographic changes; (viii) increases in the demand for real estate; (ix) changes in real estate, zoning and tax laws; (x) unforeseen changes in operating requirements; (xi) our ability to identify suitable acquisition candidates and successfully integrate acquisitions into our operations, including the integration of Loews and the achievement of estimated cost savings and synergies as a result of the Merger on a timely basis; (xii) results of significant litigation; and (xiii) our ability to enter into various financing programs.  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date of this Form 8-K, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

MARQUEE HOLDINGS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 29, 2005

(thousands of dollars)

	As of September 29, 2005
	Marquee Holdings Inc. Historical	LCE Historical	Purchase Price Pro Forma Adjustments(a)		Pro Forma Adjustments(b)		Marquee Holdings Inc. Pro Forma
Assets:
Cash and equivalents	$73,923	$48,951	$(14,877	)(1)	$67,474	(1)	$175,471
Current assets	90,765	60,340	1,019	(4)	(18,560	)(2b)	133,564
Property, net	814,146	683,166	188,280	(4)	(67,267	)(12)	1,618,325
Intangible assets, net	181,129	152,409	(70,006	)(4)	(739	)(12)	262,793
Goodwill	1,313,865	556,945	103,973	(4)	—		1,974,783
Deferred income taxes	55,925	—	(11,000	)(4)	13,024	(2a)	2,024
					(55,925	)(2b)
Other long-term assets	117,099	163,996	(4,572	)(4)	20,686	(1)	203,789
					(2,034	) (3)
					(13,024	) (2a)
					(78,362	) (4)
Total assets	$2,646,852	$1,665,807	$192,817		$(134,727)		$4,370,749

Liabilities and Stockholder’s Equity:
Current liabilities	$260,474	$152,654	$29,427	(4)	$(11,755	) (1)	$430,800
Corporate borrowings:
New senior secured credit facility	—	—	—		643,500	(1)	643,500
Existing Loews senior secured credit facility	—	614,125	—		(614,125	) (1)	—
10% mortgage payable due 2007	—	2,236	—		—		2,236
Senior floating rate notes due 2010	205,000	—	—		—		205,000
8 5/8% senior fixed rate notes due 2012	250,000	—	—		—		250,000
9 1/2% senior subordinated notes due 2011	218,571	—	—		—		218,571
9 7/8% senior subordinated notes due 2012	188,648	—	—		—		188,648
8% senior subordinated notes due 2014	298,591	—	—		—		298,591
12% senior discount notes due 2014	193,532	—	—		—		193,532
Loews Notes	—	315,000	3,938	(4)	(318,938	) (1)	—
11% senior subordinated notes due 2016	—	—	—		325,000	(1)	325,000
Existing Cinemex term loan facility	—	106,695	—		—		106,695
Capital and financing lease obligations	34,711	26,158	(3,252	)(4)	—		57,617
Other long-term liabilities	321,213	90,902	11,671	(4)	(12,126	)(12)	411,660
Total liabilities	1,970,740	1,307,770	41,784		11,556		3,331,850
Stockholder’s Equity:
Common stock	8	—	—		—		8
Additional paid-in capital	766,857	422,774	86,296	(4)	—		1,275,927
Accumulated other comprehensive loss	(1,945)	9,984	(9,984	)(4)	—		(1,945)
Accumulated deficit	(88,808)	(74,721)	74,721	(4)	(146,283	) (4)	(235,091)
Stockholder’s equity (deficit)	676,112	358,037	151,033		(146,283)		1,038,899
Total liabilities and stockholder’s equity	$2,646,852	$1,665,807	$192,817		$(134,727)		$4,370,749

(a)	Purchase price pro forma adjustments reflect the purchase, including the allocation of purchase price to the assets and liabilities acquired in connection with the Merger.

(b)	Pro forma adjustments reflect all other adjustments related to the Merger.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MARQUEE HOLDINGS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FIFTY-TWO WEEKS ENDED MARCH 31, 2005

(thousands of dollars)

	Fifty-Two Weeks Ended March 31, 2005
	Marquee Holdings Inc. From Inception July 16, 2004 through March 31, 2005 Historical	Marquee Holdings Inc. April 2, 2004 through December 23, 2004 Historical	Elimination of amounts recorded by Successor and Predecessor		Marquee Transaction Pro Forma Adjustments		NCM Pro Forma Adjustments		Marquee Holdings Inc. Pro Forma	LCE for the Five Months Ended December 31, 2004 Historical	LCE for the Seven Months Ended July 31, 2004 Historical	LCE for the Three Months Ended March 31, 2005 Historical
	(Successor)	(Predecessor)								(Successor)	(Predecessor)	(Successor)
Revenues	$452,900	$1,293,968	$—		$—		$(48,873	)(7)	$1,697,995	$356,038	$567,280	$202,500
Cost of operations	289,757	838,090	—		—		(40,261	)(7)	1,087,586	278,556	428,039	164,120
Rent	83,904	232,208	—		(4,806	) (6)	—		311,306	—	—	—

General and administrative:
M&A costs	22,286	42,732	—		(63,057	) (6)	—		1,961	—	—	—
Management fee	500	—	—		—		—		500	—	—	—
Other	14,731	33,908	—		—		—		48,639	20,934	43,334	12,082
Pre-opening expense	39	1,292	—		—		—		1,331	—	—	—
Theatre and other closure expense	1,267	10,758	—		—		—		12,025	—	—	—
Restructuring charge	4,926	—	—		—		—		4,926	—	—	—
Depreciation and amortization	45,263	90,259	—		34,381	(6)	—		169,903	45,771	49,623	26,905

Disposition of assets and other (gains)/losses	(302)	(2,715)	—		—		—		(3,017)	1,430	(3,734)	—
Total costs and expenses	462,371	1,246,532	—		(33,482)		(40,261)		1,635,160	346,691	517,262	203,107
Other expense	(6,778)	—	—		—		—		(6,778)	882	6,856	—
Interest expense	54,549	74,259	(19,946	)(11)	26,763	(9)	—		133,197	36,005	16,663	17,655
					1,113	(9)	—
					(3,541	) (6)	—
					—		—
Investment income	(3,351)	(6,476)	3,056	(11)	—		—		(6,771)	(1,438)	(933)	(1,080)
Total other expense	44,420	67,783	(16,890)		24,335		—		119,648	35,449	22,586	16,575
Earnings (loss) from continuing operations before income taxes	(53,891)	(20,347)	16,890		9,147		(8,612)		(56,813)	(26,102)	27,432	(17,182)
Income tax provision (benefit)	(9,200)	15,000	4,500	(14)	(21,600	)(14)	(3,400)		(14,700)	(3,244)	12,886	(113)
Loss from continuing operations	$(44,691)	$(35,347)	$12,390		$30,747		$(5,212)		$(42,113)	$(22,858)	$14,546	$(17,069)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MARQUEE HOLDINGS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FIFTY-TWO WEEKS ENDED MARCH 31, 2005

(thousands of dollars)

	Fifty-Two Weeks Ended March 31, 2005
	LCE for the Three Months Ended March 31, 2004 Historical	LCE for the Twelve Months Ended March 31, 2005 Historical	LCE Conforming Reclassification		LCE Transaction Related Adjustments		LCE Pro Forma	Marquee Holdings Inc. Pro Forma and LCE Pro Forma Combined	Merger Transactions Pro Forma Adjustments		Marquee Holdings Inc. Pro Forma
	(Predecessor)
Revenues	$(209,700)	$916,118	$—		$—		$916,118	$2,614,113	$(82,123	)(12)	$2,531,990
Cost of operations	(164,346)	706,369	(133,852	)(5)	—		572,517	1,660,103	(53,151	)(12)	1,606,952
Rent	—	—	130,905	(5)	—		130,905	442,211	(15,848	)(12)	421,873
									(4,490	)(13)
General and administrative:
M&A costs	—	—	14,774	(5)	(8,619	)(6)	6,155	8,116	—		8,116
Management fee	—	—	4,340	(5)	(300	)(6)	4,040	4,540	—		4,540
Other	(15,798)	60,552	(19,241	)(5)	—		41,311	89,950	—		89,950
Pre-opening expense	—	—	1,222	(5)	—		1,222	2,553	—		2,553
Theatre and other closure expense	—	—	—		—		—	12,025	—		12,025
Restructuring charge	—	—	127	(5)	—		127	5,053	—		5,053
Depreciation and amortization	(21,803)	100,496	1,725	(5)	6,711	(6)	108,932	278,835	(7,109	)(12)	294,645
									22,919	(13)
Disposition of assets and other (gains)/losses	47	(2,257)	—		—		(2,257)	(5,274)	—		(5,274)
Total costs and expenses	(201,900)	865,160	—		(2,208)		862,952	2,498,112	(57,679)		2,440,433
Other expense	—	7,738	—		(7,738	)(6)	—	(6,778)	—		(6,778)
Interest expense	(7,237)	63,086			12,846	(9)	70,863	204,060	79,032	(10)	226,463
					(5,069	)(9)			2,624	(10)
									(54,842	)(10)
									(4,411	)(10)
Investment income	1,425	(2,026)	—		2,077	(8)	51	(6,720)	—		(6,720)
Total other expense	(5,812)	68,798	—		2,116		70,914	190,562	22,403		212,965
Earnings (loss) from continuing operations before income taxes	(1,988)	(17,840)	—		92		(17,748)	(74,561)	(46,847)		(121,408)
Income tax provision (benefit)	(2,958)	6,571	—		900	(14)	7,471	(7,229)	18,690	(15)	11,461
Loss from continuing operations	$970	$(24,411)	$—		$(808)		$(25,219)	$(67,332)	$(65,537)		$(132,869)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MARQUEE HOLDINGS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

TWENTY-SIX WEEKS ENDED SEPTEMBER 29, 2005

(thousands of dollars)

	Twenty-Six Weeks Ended September 29, 2005
	Marquee Holdings Inc. Twenty-Six Weeks Ended September 29, 2005 Historical	LCE for the Three Months Ended June 30, 2005 Historical	LCE for the Three Months Ended September 30, 2005 Historical	LCE Conforming Reclassification		Merger Transactions Pro Forma Adjustments		Marquee Holdings Inc. Pro Forma
	(Successor)	(Successor)	(Successor)
Revenues	$811,719	$216,019	$222,089	$—		$(38,909	)(12)	$1,210,918
Cost of operations	533,373	172,588	173,868	(68,210	)(5)	(26,219	)(12)	785,400
Rent	156,692	—	—	65,999	(5)	(7,490	)(12)	213,659
						(1,542	)(13)
General and administrative:	—
M&A costs	2,645	—	—	3,340	(5)	—		5,985
Management fee	1,000	—	—	1,998	(5)	—		2,998
Other	18,199	14,144	13,440	(5,338	)(5)	—		40,445
Pre-opening expense	736	—	—	274	(5)	—		1,010
Theatre and other closure expense	980	—	—	—		—		980
Restructuring charge	3,908	—	—	—		—		3,908
Depreciation and amortization	75,467	27,412	29,799	1,937	(5)	(3,131	)(12)	142,207
						10,723	(13)
Disposition of assets and other (gains)/losses	(770)	199	960	—		—		389
Total costs and expenses	792,230	214,343	218,067	—		(27,659)		1,196,981
Other expense	(7,219)	—	—	—		—		(7,219)
Interest expense	63,712	20,692	20,723	—		39,516	(10)	111,873
						1,312	(10)
						(31,933	)(10)
						(2,149	)(10)
Investment expense (income)	(480)	543	(2,482)	—		3,194	(8)	775
Total other expense	56,013	21,235	18,241	—		9,940		105,429
Earnings (loss) from continuing operations before income taxes	(36,524)	(19,559)	(14,219)	—		(21,190)		(91,492)
Income tax provision (benefit)	(14,200)	(629)	1,645	—		12,558	(15)	(626)
Loss from continuing operations	$(22,324)	$(18,930)	$(15,864)	$—		$(33,748)		$(90,866)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MARQUEE HOLDINGS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(1)                          Reflects the cash sources and uses of funds in connection with the Merger Transactions as summarized below.

Sources of Funds	Amount		Uses of Funds	Amount
	(thousands of dollars)			(thousands of dollars)
Cash from term loan of new senior secured credit facility (long-term)	$643,500		Term loan of existing Loews senior secured credit facility (long term)	$614,125
Cash from term loan of new senior secured credit facility (short-term)	6,500	(a)	Term loan of existing Loews senior secured credit facility (short term)	6,300	(a)
New senior subordinated debt	325,000		Loews Notes	315,000
Net cash used	25,765	(e)	Consent payment for Loews Notes	3,938
			Accrued interest on term loan of existing Loews senior secured credit facility	7,257	(a)
			Accrued interest on Loews Notes	4,698	(a)
			Transaction fees	14,877	(b)
			Transaction expenses	13,884	(c)
			Debt issuance costs	20,686	(d)
Total sources	$1,000,765		Total uses	$1,000,765

(a)  Included in current liabilities.

(b)  Represents transaction fees which are expected to be capitalized in connection with the Merger Transactions.

(c)  Represents transaction expenses which are expected to be expensed in connection with the Merger Transactions.

(d)  Represents debt issuance costs which are expected to be capitalized in connection with the refinancing portion of the Merger Transactions.

(e)  Cash proceeds of $78.4 million from the sale of Megabox are excluded from the Merger Transactions sources and uses of funds but are included in cash and equivalents in the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(2)   (a)  Reflects the reclassification of Loews’ $13 million long-term deferred tax asset in Mexican tax jurisdictions to conform with Marquee Holdings Inc.’s presentation.

(b) A full valuation allowance has been established for the Marquee Holdings Inc. U.S. tax jurisdiction deferred tax asset in conjunction with the Merger Transactions. Although Marquee Holdings Inc.’s operations supported the recorded value of these deferred tax assets in its historical financial statements, our analysis of the pro forma historical and projected results of the combined company make it more likely than not we will not be able to realize the value of these deferred tax assets. Accordingly, we have adjusted the unaudited pro forma condensed consolidated balance sheet to reflect the valuation allowance of $68.2 million. However, as this is an unusual one-time charge related to this transaction no adjustment has been reflected in the unaudited pro forma condensed consolidated statement of operations.

(3)                        Reflects the write-off of deferred financing costs related to the following debt issuance:

Amount
(thousands of dollars)
Revolving loan of existing AMCE senior secured credit facility	$2,034
Total	$2,034

(4)

Purchase Price
(thousands of dollars)
Estimated fair value of Marquee Holdings Inc.’s shares issued for Loews	$509,070
Transaction fees	14,877
Total estimated purchase price	$523,947

Pro forma adjustments have been made to stockholder’s equity as follows in connection with the Merger Transactions:

Purchase Price Pro Forma Adjustments
(thousands of dollars)
Eliminate Loews additional paid-in-capital	$(422,774)
Estimated fair value of Marquee Holdings Inc.’s shares issued for Loews	509,070
Additional paid-in-capital	$86,296
Eliminate Loews other comprehensive loss	$(9,984)
Eliminate Loews accumulated deficit	$74,721

	Pro Forma Adjustments
	(thousands of dollars)
Divestitures	$(55,880	)(a)
Merger-related transaction expenses	(13,884)
Write off deferred financing costs	(2,034)
Valuation allowance Marquee Holdings Inc. deferred tax asset	(74,485)
Accumulated deficit	$(146,283)

(a)  Represents the net book value of assets and liabilities expected to be disposed of to gain U.S. Department of Justice approval of the Merger.  We expect sales proceeds to approximate $67 million, but have not included them in our pro forma adjustments in our statement of operations pursuant to Article 11 of Regulation S-X.  See Note 13.

The merger of Marquee Holdings Inc. and Loews is being treated as a purchase with Marquee Holdings Inc. as the accounting acquirer in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations.”  The following is a summary of the preliminary allocation of the purchase price to the estimated fair values of assets and liabilities acquired in the merger of Marquee Holdings Inc. and Loews.  Our allocations of purchase price were based on management’s judgment after evaluating several factors, including actuarial estimates for pension liabilities, market prices of our indebtedness, bid prices from potential buyers and a preliminary valuation assessment prepared by a valuation specialist.

Amounts
(thousands of dollars)
Cash and cash equivalents	$48,951
Other current assets	61,037
Property, net	833,698
Intangible assets, net	82,403
Goodwill	660,918
Deferred income taxes	2,024
Other long-term assets	68,178
Long-lived asset disposal group	113,033
Current liabilities	(140,449)
Corporate borrowings	(1,048,403)
Capital and financing lease obligations	(24,014)
Other long-term liabilities	(133,429)
Total estimated purchase price	$523,947

     Our preliminary allocation of purchase price consisted primarily of:

(a)  a write up of property, net of $180.7 million to reflect estimated fair value of furniture, fixtures, equipment, leasehold improvements and real estate ($7.5 million of property, net is included in asset disposal group 4(e));

(b)  a write down of intangible assets, net of $70.0 million comprised principally of write downs of the Loews trademark/tradename of $85.4 million, write downs of the Cinemex tradename of $1.2 million offset by write ups for favorable leases of $3.2 million and Loews’ advertising contract for $13.4 million;

(c)  a recognition of net deferred tax liabilities in Mexican tax jurisdictions of $11.0 million;

(d)  a write down of other long-term assets of $27.5 million comprised of write downs of deferred charges on corporate borrowings of $30.4 million offset by write ups of software of $2.2 million and write ups of U.S. joint ventures of $0.7 million ($78.2 million of other long-term assets is included in asset disposal group 4(e));

(e)  a write up of long-lived asset disposal group of $30.4 million which included a joint venture interest in Megabox that was written up by $22.9 million (included in other long-term assets) and sold for $78.4 million and a write up of $7.5 million on five theatres (included in property, net) expected to be disposed of in connection with the approval of the Merger by the Department of Justice;

(f)  a write up of current liabilities of $29.4 million which reflects the expected costs under a plan to involuntarily terminate or relocate approximately 230 employees of Loews in connection with the Merger Transactions;

(g)  a net write up in corporate borrowing of $3.9 million to reflect the anticipated consent payment on the Loews Notes;

(h)  a write down of capital and financing lease obligations of $3.2 million as a result of remeasuring the liabilities at Marquee Holdings Inc.’s incremental borrowing rate; and

(i)  a write up of long-term liabilities of $11.6 million comprised of write ups for unfavorable leases of $19.7 million, a pre-acquisition contingency of $1.0 million related to indemnifications entered into in connection with the sale of Megabox, and a write up in pension and postretirement liabilities of $0.6 million to reflect the projected benefit obligation in excess of plan assets and eliminate any previously existing unrecognized net loss, unrecognized prior service cost and unrecognized transition obligation offset by a write off of deferred rent of $9.7 million.

(5)                          Reflects reclassifications to conform Loews presentation to Marquee Holdings Inc.’s presentation.

(6)                          Reflects purchase accounting and financing pro forma adjustments for the Marquee Transactions on December 23, 2004 and the Loews Transactions on July 31, 2004:

	Marquee Holdings Inc.	Loews
	52 Weeks Ended March 31, 2005	52 Weeks Ended March 31, 2005
	(thousands of dollars)
Unfavorable lease and straight-line rent amortization	$(4,806)	$—
Non-recurring transaction costs	(63,057)	(8,619)
Non-recurring financing costs	—	(7,738)
Management fee	—	(300)

	Marquee Holdings Inc.	Loews
	52 Weeks Ended March 31, 2005	52 Weeks Ended March 31, 2005
	(thousands of dollars)
Depreciation and amortization:
FF&E and leasehold improvements	$21,933	$4,200
Favorable leases	3,653	—
Software	694	—
Moviewatcher	8,101	—
Trademark	—	2,511
Goodwill	—	—
	$34,381	$6,711

Marquee Holdings Inc.
52 Weeks Ended March 31, 2005
(thousands of dollars)
Interest Expense:
Corporate Borrowings:
9 1/2% Senior subordinated notes due 2011	$(849)
9 7/8% Senior subordinated notes due 2012	(1,760)
8% Senior subordinated notes due 2014	120
Other long-term assets:
9 1/2% Senior subordinated notes due 2011	(276)
9 7/8% Senior subordinated notes due 2012	(439)
8% Senior subordinated notes due 2014	(337)
$(3,541)

(7)                          Pro forma adjustments are made to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for our contribution to National CineMedia, LLC.  The historical revenues and expenses of National Cinema Network will be consolidated by National CineMedia, LLC as a result of our contribution to National CineMedia, LLC.  The pro forma adjustments do not reflect any additional amounts of revenues or equity in earnings from National CineMedia, LLC.  We expect that we should receive additional distributions from National CineMedia, LLC and equity in their earnings but have not included them in our pro forma adjustments pursuant to Article 11 of Regulation S-X.

(8)                          Reflects the removal of Loews’ share of the equity loss from operations of its former German joint venture as a result of the sale of its interest in that joint venture to the former investors and the removal of Loews’ share of the equity earnings of its South Korean joint venture, Megabox, as a result of the expected sale of its equity investment in that joint venture:

	Loews	Loews
	52 Weeks Ended March 31, 2005	26 Weeks Ended September 29, 2005
	(thousands of dollars)
Remove equity loss from German joint venture	$(1,882)	$—
Remove equity in earnings from South Korean joint venture (Megabox)	3,959	3,194
	$2,077	$3,194

(9)                          Reflects change in interest expense for debt issued in connection with the Marquee Transactions on December 23, 2004 and the Loews Transactions on July 31, 2004:

	Marquee Holdings Inc.	Loews
	52 Weeks Ended March 31, 2005	52 Weeks Ended March 31, 2005
	(thousands of dollars)
Interest Expense:
Senior floating rate notes due 2010 (8.910%)	$10,079	$—
8 5/8% senior fixed rate notes due 2012	8,326	—
12% senior discount notes due 2014	8,358	—
Rolled over interest	—	504
Revolving loan of existing Loews senior secured credit facility	—	522
Term loan of existing Loews senior secured credit facility	—	2,389
Loews Notes	—	9,431
	$26,763	$12,846

	Marquee Holdings Inc.	Loews
	52 Weeks Ended March 31, 2005	52 Weeks Ended March 31, 2005
	(thousands of dollars)
Amortization Expense:
Senior floating rate notes due 2010 (8.910%)	$451	$—
8 5/8 senior fixed rate notes due 2012	398	—
12% senior discount notes due 2014	264	—
Write off costs for bridge loan	—	(5,750)
Term loan of existing Loews senior secured credit facility	—	204
Loews Notes	—	477
	$1,113	$(5,069)

                                        Interest rates above used in the computation of pro forma interest expense are subject to change.  For the computation of the initial interest rate on the senior floating rate notes, we have utilized a LIBOR rate, as of January 26, 2006, of 4.66%.  In the event the interest rate on the senior notes increases or decreases by 0.125%, our annual earnings from continuing operations would decrease or increase by $154 thousand accordingly.

(10)                  Reflects change in interest expense for debt to be issued in connection with the Merger Transactions:

	Marquee Holdings Inc.
	52 Weeks Ended March 31, 2005	26 Weeks Ended September 29, 2005
	(thousands of dollars)
Interest Expense:
Debt to be issued in connection with the Mergers (term loan of new senior secured credit facility and 11% senior subordinated debt due 2016)	$79,032	$39,516

Amortization Expense:
Term Loan of new senior secured credit facility	$1,257	$629
Revolving loan of new senior secured credit facility	446	223
New senior subordinated debt	921	460
	$2,624	$1,312

                        Interest rates above used in the computation of pro forma interest expense are subject to change.  For the computation of the initial interest rate on the new senior secured term loan facility, we have utilized a LIBOR rate, as of January 26, 2006, of 4.53%.  In the event the interest rate on the new senior secured term loan facility notes increases or decreases by 0.125%, our annual earnings from continuing operations would decrease or increase by $488 thousand accordingly.  In the event the interest rate on the new senior subordinated debt increases or decreases by 0.125%, our annual earnings from continuing operations would decrease or increase by $244 thousand accordingly.

	Loews
	52 Weeks Ended March 31, 2005	26 Weeks Ended September 29, 2005
	(thousands of dollars)
Interest Expense:
Term loan of existing Loews senior secured credit facility	$(26,492)	$(17,720)
Loews Notes	(28,350)	(14,213)
	$(54,842)	$(31,933)
Amortization Expense:
Term loan of existing Loews senior secured credit facility	$(2,983)	$(1,412)
Loews Notes	(1,428)	(737)
	$(4,411)	$(2,149)

(11)                  Reflects the elimination of interest expense, interest income and income tax provision of Marquee Holdings Inc. and Marquee Inc. recorded by the Successor and also recorded by the Predecessor pursuant to FIN 46(R).

(12)                  Exclusion of revenues and expenses and disposition of assets and liabilities for theatres expected to be disposed of in connection with the approval of the Merger by the U.S. Department of Justice:

	52 Weeks Ended March 31, 2005	26 Weeks Ended September 29, 2005
	(thousands of dollars)
Revenues	$82,123	$38,909
Cost of operations	53,151	26,219
Rent	15,848	7,490
Depreciation & amortization	7,109	3,131

As of September 29, 2005
(thousands of dollars)
Property, net	$67,267
Intangible assets, net	739
Other long-term liabilities	(12,126)
Net assets	$55,880

(13)                    Pro forma adjustments are made to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for purchase accounting to reflect the following:

	52 Weeks Ended March 31, 2005	26 Weeks Ended September 29, 2005	Estimated Useful Life	Balance Sheet Classification
	(thousands of dollars)
Depreciation and Amortization:
FF&E and leasehold improvements	$18,071	$9,036	10 years	Property, net
Favorable leases	764	(355)	11 years	Intangibles, net
Software	746	373	3 years	Other long-term assets
Advertising contract(a)	3,338	1,669	3 years	Intangibles, net
Trademark	—	—	Indefinite	Intangibles, net
Goodwill	—	—	Indefinite	Goodwill
	$22,919	$10,723

(a)  The amortization of the fair market value of this asset will reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up.  Accordingly, we have calculated the consumption pattern of this asset by comparing the undiscounted cash flows for each year with the sum of the undiscounted cash flows generated by this asset to develop the ratio of the fair value of the asset that would be amortized during that period.

	52 Weeks Ended March 31, 2005	26 Weeks Ended September 29, 2005
	(thousands of dollars)
Rent:
Unfavorable leases	$(4,490)	$(1,542)

(14)                    Represents the income tax impact, in U.S. tax jurisdictions at our statutory tax rate of approximately 40%.  General and administrative expenses incurred that were directly related to the Marquee Transactions and the removal of equity in earnings related to the South Korean and German joint ventures have been treated as permanent differences for income tax purposes.

(15)       Represents the impact to the income tax provision as a result of establishing a full valuation allowance for the Marquee Holdings Inc. U.S. tax jurisdiction deferred tax asset in conjunction with the Merger Transactions. See (2)(b) for additional discussion.